Exhibit 99.1
FOR IMMEDIATE RELEASE
Enrollment in Phase IIb Clinical Trial for
I-vation™ TA (MK-0140) Suspended
Pending Review of Study Design by Merck & Co., Inc.
Clinical Data Support Tolerability Profile;
Other Development Programs with Merck are Unaffected
EDEN PRAIRIE, Minnesota – August 8, 2008 – SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification and drug delivery technologies to the healthcare industry, announced today that Merck & Co., Inc. has informed the company that, in light of results reported in a recently published study comparing laser treatment and intravitreal injections of triamcinolone acetonide (TA) in patients with diabetic macular edema (DME), Merck is reevaluating the design of its Phase IIb clinical trial for I-vation™ TA. Pending this review, Merck is suspending enrollment of new patients in the Phase IIb clinical trial. The License and Research Collaboration Agreement with Merck continues, and other ongoing development programs with Merck are unaffected.
Merck’s Phase IIb clinical trial is intended to evaluate the safety and efficacy of SurModics’ I-vation TA in patients with DME. The suspension of the clinical trial follows the publication of a study sponsored by the National Eye Institute suggesting a benefit for laser treatment over intravitreal injections of TA. This recently published report does not discuss I-vation TA, nor did the study evaluate the safety or efficacy of sustained drug delivery systems.
“The decision to suspend enrollment in this clinical trial is based solely on the results reported in a recently published study comparing laser treatment and intravitreal injections of TA,” said Bruce Barclay, president and CEO of SurModics. “We believe the data from the Phase I and Phase IIb clinical trials generated to date provide support for the tolerability profile of I-vation TA, and more generally, that of the I-vation sustained delivery platform.”

Additionally, SurModics remains committed to its ongoing development programs with multiple other customers pursuing the development of products incorporating SurModics’ sustained delivery technologies, including the I-vation platform, for the treatment of diseases of the eye.
About SurModics, Inc.
SurModics, Inc. is a leading provider of surface modification and drug delivery technologies to the healthcare industry. SurModics partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved patient outcomes. Core offerings include: drug delivery technologies (coatings, microparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. Collaborative efforts include a sustained drug delivery system in human trials for treatment of retinal disease and the drug delivery polymer matrix on the first-to-market drug-eluting coronary stent. SurModics is headquartered in Eden Prairie, Minnesota and its Brookwood Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the company makes with the SEC.
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) realizing the full potential benefits of the company’s agreement with Merck & Co., Inc. requires the development of new products and applications of technology, and the successful management of clinical trials and related foreign and domestic regulatory processes; (2) costs or difficulties relating to the integration of the businesses of Brookwood Pharmaceuticals and BioFX Laboratories with SurModics’ business may be greater than expected and may adversely affect the company’s results of operations and financial condition; (3) developments in the regulatory environment, as well as market and economic conditions, and our reliance on third parties, may adversely affect our business operations and profitability, and the company’s ability to achieve our fiscal 2008 corporate goals and to realize the potential of our pipeline; and (4) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
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Contact
Phil Ankeny, Sr. VP and Chief Financial Officer
(952) 829-2700